Exhibit 10.19

EXECUTION COPY

DATED 3 April 2009

TORNIER B.V.

as the Issuer

EUR 37,000,000 LOAN NOTE

INSTRUMENT

i

THIS INSTRUMENT is made on 3 April 2009 by:

(1)                                  Tornier B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Issuer”); and

(2)                                  Medtronic Bakken Research Center B.V., Warburg Pincus (Bermuda) Private Equity IX, L.P. (“WP”), PJC Capital LLC, PJC Merchant Banking Partners I, LLC, KCH Stockholm AB, Split Rock Partners, LP, Amy and Richard Wallman, Douglas Kohrs, Kevin Ohashi, Ralph Barisano Jr., Stephan Epinette and Diane Doty (together the “Lenders”).

RECITALS:

(1)                                  TMG Holdings Coöperatief U.A. (The Netherlands), TMG Partners U.S., LLC, Vertical Fund I, L.P., Vertical Fund II, L.P. TMG Partners II LLC, TMG Partners III LLC, DVO TH, LLC, Stichting Administratiekantoor Tornier, Tornier B.V. and Mr. Douglas Kohrs (the “Shareholders”) hold all of the issued shares in the Issuer.

(2)                                  The Issuer has authorised the creation and issue of EUR 37,000,000 promissory notes due 31 March 2014 (the “Notes”).

IT IS AGREED as follows:

1.                                      DEFINITIONS

1.1.                              In this Instrument the following definitions have the following meaning:

“Board” means the board of managing directors of the Issuer;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Netherlands;

“Certificate” means a Note certificate substantially in the form set out in Schedule 1;

“Event of Default” has the meaning ascribed thereto in clause 5.1;

“Indebtedness” has the meaning ascribed thereto in clause 5.1.3;

“Lenders” has the meaning ascribed thereto in the opening of this Instrument;

“Maturity Date” means the earlier of 31 March 2014 and the date of any acceleration by the Required Noteholders pursuant to clause 5.2;

“Medtronic” means Medtronic Bakken Research Center B.V. or any of its affiliates;

“Noteholder” means a person that holds one or more Notes and is entered into the Register as the holder of such Notes;

“Notes” has the meaning ascribed thereto in the Recitals to this Instrument;

“2008 Notes” means the EUR 34,500,000 promissory notes due 28 February 2013 issued pursuant to the loan note instrument dated 29 February 2008;

“Register” means the Notes register referred to in clause 6;

“Required Noteholders” means the Noteholders holding Notes in an aggregate principal amount of at least 50 per cent. of the aggregate principal amount of all outstanding Notes;

“Securityholder” has the meaning ascribed thereto in clause 5.1.5;

“Shareholders” has the meaning ascribed thereto in the Recitals to this Instrument;

“Supervisory Board” means the board of supervisory directors of the Issuer;

“Tax” means all forms of local and national taxes, duties, levies, social security contributions or other imposts or withholdings imposed by or payable to any Tax Authority whether direct or indirect, chargeable or attributable directly or primarily to the Issuer or to any other person and irrespective of any such taxes, duties, levies, social security contributions or other imposts or withholdings being recoverable from any other person and including penalties, additions, interest, costs and expenses and any payment obligation by way of reimbursement, recharge, indemnity or damages relating to such taxes, duties, levies, social security contributions or other imposts or withholdings;

“Tax Authority” means any local or national authority in or outside the Netherlands having the power to impose or collect Tax;

“WP” has the meaning ascribed thereto in the opening of this Instrument.

1.2.                              In this Instrument, unless otherwise specified:

1.2.1.                               the masculine gender shall include the feminine and the neuter and vice versa;

1.2.2.                               references to a person shall include a reference to any individual, Issuer, association, partnership or joint venture;

1.2.3.                               unless the context requires otherwise, words in the singular shall include the plural and vice versa;

1.2.4.                               the headings are for identification only and shall not affect the interpretation of this Instrument;

1.2.5.                               references to the “awareness” of the Issuer or “to the best of Issuer’s knowledge” or any similar statement, shall mean the actual knowledge of Douglas Kohrs or Mike Doty assuming reasonable inquiry into the relevant subject matter and/or the relevant documentation.

2.                                      ISSUE OF NOTES

2.1.                              The Issuer hereby issues the Notes to the Lenders and the Lenders hereby accept the issue of the Notes, subject to the terms and conditions of this Instrument.

2.2.                              The Issuer shall apply all proceeds from the Notes exclusively towards the development and operation of the Issuer or its direct or indirect subsidiaries. For the avoidance of doubt, the proceeds from the Notes shall not be used to (i) repurchase or pay any dividends on any of the Issuer’s or of its direct or indirect subsidiaries’ existing outstanding share capital or (ii) repay any of the Issuer’s or of its direct or indirect subsidiaries’ existing indebtedness.

3.                                      INTEREST

3.1.                              Until the Notes are redeemed, paid-in-kind interest (compounded) will accrue on the principal amount of the Notes (including any interest accrued up to the date on which such principal amount is determined) from time to time outstanding at the rate of 8.0 per cent. per annum, payable on 30 June and on 31 December of each year. Interest will compound on an annual basis, but be paid in two equal instalments on 30 June and 31 December of each year, except for the first year, where there will be a partial payment on 30 June. Since the interest is paid in kind, payment means that the Issuer will accrue additional principal due to the Lenders on its balance sheet on these dates. Following the occurrence of an Event of Default, and so long as an Event of Default is continuing, upon written notice from the Required Lenders, paid-in-kind interest (compounded) will accrue on the principal amount of the Notes (including any interest accrued up to the date on which such principal amount is determined) from time to time outstanding at the rate of 10.0 per cent. per annum, payable on 30 June and on 31 December of each year.

3.2.                              The first payment of interest shall be made on 30 June 2009 and shall be for an amount calculated on the basis of the number of days lapsed in the period between the date of issue of the Notes and 30 June 2009 (on a basis of a year of 365 calendar days).

3.3.                              If any day on which interest hereunder is due to be paid is not a Business Day, payment of interest shall be postponed to the next day which is a Business Day.

3.4.                              Any principal, interest or other moneys payable on or in respect of any Notes by the Issuer shall be paid by bank transfer to the Noteholder’s bank account as specified in writing to the Issuer from time to time by the relevant Noteholder in Euros and in immediately available funds. All payments hereunder shall be made to the Noteholders pro rata in accordance with their percentage ownership of the principal amount of all outstanding Notes. Any Noteholder who receives more than his pro rata share of any payment made hereunder shall pay over such portion of the amount received to the other Noteholders, pro rata, so that all Noteholders have received their pro rata share of such payment.

4.                                      EARLY REPAYMENT

4.1.                              At any time on or after the date of issue of the Notes, the Issuer shall be entitled to repay the whole or any part of the Notes to the Noteholders, ratably as provided in clause 3.4 of which such Noteholders are the registered holder, such Notes to be repaid at par together with interest accrued in respect thereof to the date of repayment. The Issuer shall send a notice stating that it intends to repay the whole or any part of the Notes to each Noteholder at least 15 Business Days prior to the date of repayment.

4.2.                              Save to the extent previously purchased by the Issuer or repaid, Notes shall be repaid at par together with accrued interest thereon as to the whole principal amount of the Notes on the Maturity Date.

4.3.                              On any repayment of the Notes in accordance with the provisions hereof each relevant Noteholder shall be bound to deliver to the Issuer the relevant Certificate. If any Certificate so to be delivered to the Issuer includes any Notes not redeemable upon the expiration of any such notice a new Certificate for the balance of the Notes not redeemable on that occasion shall be issued to the Noteholder.

5.                                      EVENTS OF DEFAULT

5.1.                              Each of the following events or circumstances is an Event of Default:

5.1.1.                               if the Issuer fails to pay any principal which ought to be paid in accordance with this Instrument on the date due;

5.1.2.                               any representation or warranty contained herein shall prove to be false when made in any material respect;

5.1.3.                               the Issuer or any of its direct or indirect subsidiaries shall default under any indebtedness for borrowed money or other indebtedness evidenced by notes (including the 2008 Notes), bonds or debentures (collectively, “Indebtedness”) in an aggregate outstanding principal amount of EUR 1,000,000 or more or in the payment of any guarantee obligation in respect of such Indebtedness in an amount of EUR 1,000,000 or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee obligation was created the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such guarantee obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such guarantee obligation to become payable or any such Indebtedness shall remain unpaid at its stated maturity;

5.1.4.                               if an order is made or an effective resolution passed for winding up the Issuer other than a winding-up for the purposes of amalgamation or reconstruction approved in writing by the Required Noteholders (such approval not to be unreasonably withheld or delayed);

5.1.5.                               if any holder of security granted by the Issuer (a “Security Holder”) takes possession of or an administrative receiver, receiver or administrator is appointed in respect of the Issuer or the whole or a substantial part of its property or assets;

5.1.6.                               if the Issuer makes a proposal to its creditors for a suspension of payment (surceance van betaling);

5.1.7.                               if the Issuer or any of its direct or indirect subsidiaries seeks protection (voluntarily or involuntarily) under any insolvency or bankruptcy laws; and

5.1.8.                               if the Issuer does not comply with any other provision of this Instrument and such default is not remedied within 15 calendar days of written notice from the Required Noteholders of such default.

5.2.                              On and at any time after the occurrence of an Event of Default which is continuing the Required Noteholders may declare that all or part of the Notes, together with accrued interest, and all other amounts accrued or outstanding under this Instrument be immediately due and payable, whereupon they shall become immediately due and payable.

5.3.                              Notwithstanding any other provision of this Instrument, no individual Noteholder shall have the right to sue or otherwise take any enforcement action with respect to this Instrument or the Notes. Only the Required Noteholders may, collectively, act to enforce this Instrument or any Note.

6.                                      ENTITLEMENT TO CERTIFICATE AND NOTE REGISTER

6.1.                              Every Noteholder will be entitled to a Certificate stating the amount of the Notes held by him being EUR 1,000 Notes or a multiple thereof and every such Certificate shall refer to this Instrument constituting the Notes. Every Certificate shall bear a denoting number.

6.2.                              A Register of the Notes will be kept by the Issuer as attached as Schedule 2 hereto and there shall be entered in such register:

6.2.1.                               the names and addresses of the holder(s) for the time being of the Notes;

6.2.2.                               the amount of the Notes held by every registered holder;

6.2.3.                               the date at which the name of every such registered holder is entered in respect of the Notes standing in his name;

6.2.4.                               the serial number of each Certificate issued and the date of the issue thereof; and

6.2.5.                               particulars of all transfers of Notes.

6.3.                              Notwithstanding the maintenance of the Register by the Issuer, failure by the Issuer to accurately maintain the Register shall not affect the liability of the Issuer to any Noteholder.

6.4.                              Any change of address on the part of any Noteholder shall forthwith be notified to the Issuer and thereupon the Register shall be amended accordingly. Failure to provide such notice shall not affect the liability of the Issuer to any Noteholder. The Noteholders or any of them may during normal office hours inspect the Register and upon request the Issuer shall provide a Noteholder with a copy of the Register.

6.5.                              No more than one holder shall be registered in respect of any Note.

7.                                      TRANSFER OF NOTES

7.1.                              Every Noteholder will be entitled to transfer the Notes held by it or any part thereof to a Shareholder by a transfer in writing. Every such transfer must be signed by the transferor(s), the transferee and (for acknowledgment purposes) the Issuer. Where a Noteholder transfers part only of the Notes comprised in a Certificate the old Certificate shall be cancelled and a new Certificate for the balance of such Notes issued without charge.

7.2.                              Every transfer of Notes must be left at the registered office of the Issuer for the time being for registration accompanied by the Certificate of the Notes to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the transferor or his right to transfer the Notes. No transfer of Notes will be registered in respect of which any notice of repayment or redemption has been given in accordance with clause 4.1 or in the 30 calendar day period prior to the Maturity Date.

8.                                      RANKING

8.1.                              The obligations of the Issuer under the Notes are subordinated to all existing indebtedness of the Issuer and its direct and indirect subsidiaries to financial institutions, except for the 2008 Notes. The obligations of the Issuer under the Notes are subordinated to all future indebtedness of the Issuer and its direct and indirect subsidiaries to banking institutions (except for the 2008 Notes) up to an amount of USD 15,000,000 (in addition to the current existing indebtedness of the Issuer and its direct and indirect subsidiaries owed to banking institutions as referred to in Clause 11.10). The obligations of the Issuer under the Notes will only be subordinated to future indebtedness of the Issuer and its direct and indirect subsidiaries to banking institutions in excess of an amount of USD 15,000,000 if and to the extent that the Required Noteholders have given their written consent to such subordination.

8.2.                              The obligations of the Issuer under the Notes rank pari passu with the 2008 Notes.

8.3.                              The obligations of the Issuer under the Notes rank prior to existing Shares and trade receivables payable by the Issuer to its direct and indirect subsidiaries.

9.                                      NO LISTING

The Notes shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange in the Netherlands or elsewhere and no application shall be made to any stock exchange for permission to deal in or for an official or other quotation for the Notes.

10.                               MEDTRONIC RIGHTS

For so long as a principal balance under the Notes of at least EUR 5,000,000 remains due and owing to Medtronic by the Issuer, Medtronic shall be entitled to appoint one individual to serve as a non-voting advisory board observer on the Supervisory Board. Also, such Supervisory Board observer shall receive and be included in all written communication relating to Supervisory Board meetings. The Issuer shall have the right to exclude Medtronic’s Supervisory Board observer from participating in any Supervisory Board meetings or receiving any written communications relating to the Issuer’s proprietary information, trade secrets or any of its intellectual property, or privileged communications. Prior to the Issuer allowing such Supervisory Board observer to participate in any Supervisory Board meetings or receive any information relating to Supervisory Board meetings, Medtronic shall cause such Supervisory Board observer to execute a ‘non-disclosure and confidentiality agreement’ in the form provided by the Issuer. In addition, Medtronic and the Issuer agree that such Supervisory Board observer shall be present solely for the purpose of observation and shall have no right to vote on any matters that are presented to the Supervisory Board for a vote. Notwithstanding anything to the contrary contained herein or in any other document executed in connection herewith, the provisions of this Clause 10 may not be amended, waived or modified without the prior written consent of Medtronic and the Issuer.

11.                               REPRESENTATIONS AND WARRANTIES

The Issuer makes the representations and warranties set out in this Clause 11 to each Lender on the date of this Instrument.

11.1.                        Binding obligations

The obligations expressed to be assumed by it in this Instrument are legal, valid, binding and enforceable obligations.

11.2.                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Instrument do not and will not conflict with:

11.2.1.                         any law or regulation applicable to it;

11.2.2.                         its constitutional documents; or

11.2.3.                         any agreement or instrument binding upon it or any of its assets.

11.3.                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Instrument and the transactions contemplated thereby.

11.4.                        Validity and admissibility in evidence

All authorisations required or desirable:

11.4.1.                         to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Instrument; and

11.4.2.                         to make the Instrument admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

11.5.                        Governing law and enforcement

11.5.1.                         The choice of Dutch law as the governing law of this Instrument will be recognised and enforced in its jurisdiction of incorporation.

11.5.2.                         Any judgment obtained in the Netherlands in relation to this Instrument will be recognised and enforced in its jurisdiction of incorporation.

11.6.                        No filing or stamp taxes

Under the law of the Netherlands it is not necessary that this Instrument be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Instrument or the transactions contemplated thereby.

11.7.                        No default

11.7.1.                         No Event of Default is continuing or might reasonably be expected to result from the transactions contemplated by this Instrument.

11.7.2.                         No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject.

11.8.                        No off-label promotion of products

As far as the Issuer is aware, neither the Issuer nor any director or indirect subsidiary of the Issuer promotes, or has knowledge of any promotion of, use of any product manufactured or sold by the Issuer or such direct or indirect subsidiary, for any indication other than the indication for which such product has been approved by governmental authorities.

11.9.                        Trade compliance

11.9.1.                         As far as the Issuer is aware, the Issuer and its direct and indirect subsidiaries (for purposes of this Clause 11.9, the “Issuer Group”), and the officers, directors, consultants and agents (or any person acting on their behalf) of any of the foregoing, have not, directly or indirectly, in connection with the business of any of them, knowingly made any Payment to any Government Official in obtaining, retaining or directing business or to obtain special concessions or to pay for favourable treatment for business secured or for special concessions already obtained.

11.9.2.                         As far as the Issuer is aware, no member of the Issuer Group has conducted or initiated any internal investigation or made a voluntary disclosure to any governmental or regulatory authority with respect to any alleged act or omission under any applicable anti-bribery or anti-corruption laws.

11.9.3.                         As far as the Issuer is aware, there is no governmental investigation, inquiry or other, similar action, whether pending, continuing or concluded, that relates to or involves any member of the Issuer Group or the shareholders of any such member in relation to the operation of the Issuer Group.

11.9.4.                         As far as the Issuer is aware, no Payments to government officials have been knowingly made, directly or indirectly through a third party, by the Issuer Group or any of their respective owners, directors, officers, directors, employees, agents or immediate family members, in connection with the business of the Issuer or the transactions contemplated hereby.

11.9.5.                         To the best of the Issuer’s knowledge, the Issuer Group has disclosed to the Lenders the identities, titles and status of all Government Officials who posses an ownership or beneficial interest in any member of the Issuer Group or who serve as officers, directors, employees, consultants, representatives, agents or affiliates of the Issuer Group. All such Government Officials hold their interest or role in the Issuer Group in accordance with all national and foreign laws applicable to the conduct of the business of the Issuer Group and they have disclosed their interest or role in the Issuer Group to the appropriate authorities. To the extent required by applicable law, each such person has met all requirements and conditions under Dutch law to continue holding their interest or role in the Issuer Group.

11.9.6.                         For purposes of this Clause 11.9, the following definitions apply:

(a)                                  “Payment” means money or anything of value or promises of anything of value, including any favour, gift, offer, fee, sample, travel expenses, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind, however characterized, provided that “Payment” shall not include (i) any payment of reasonable and bona fide expenditures, such as travel and lodging expenses, that are directly related to the promotion, demonstration or explanation of the products or services, or the execution or performance of a contract with a governmental entity, or (ii) any conduct that is expressly permitted under the written laws and regulations of the recipient’s country;

(b)                                 “Government Official” means (i) any officer or employee of Governmental Entity, (ii) any person acting for or on behalf of a Governmental Entity, (iii) any political party or official thereof, or (iv) any other person or entity who acts at the suggestion, request, direction, or for the benefit of any of the above-described persons or entities;

(c)                                  “Governmental Entity” means any (i) nation, region, state, commonwealth, province territory, country, municipality, village, district or other jurisdiction of any nature, (ii) federal, state, local , municipal, foreign or other government, (iii) department, agency or instrumentality of a government, (iv) any state-owned, state-controlled, or state-operated entity or enterprise, (iv) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, division, commission, organization, unit, or body and any court or other tribunal), (v) public international organization (such as the World Bank, United Nations, World Trade Organization, etc.), (vi) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

11.10.                  As of the date hereof, total current existing indebtedness of the Issuer and its direct and indirect subsidiaries owed to banking institutions is approximately USD 51,975,000.

12.                               GENERAL PROVISIONS

12.1.                        Notices

All notices, consents, waivers and other communications under this Instrument must be in writing in English and delivered by hand or sent by registered mail, express courier, fax or e-mail to the appropriate addresses and fax numbers set out below, or to such addresses and facsimile numbers as a Party may notify to the other Parties from time to time. A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand, registered mail or express courier or at the time of successful transmission, if delivered by fax or e-mail.

To the Issuer:

Name: Tornier B.V.
Address: Fred. Roeskestraat 123, 1076 EE Amsterdam, the Netherlands
Fax number: +31-20-577-1188
Phone: +31-20-577-1177
Attention: Guido Nieuwenhuizen

with a copy to:

Address: 3601 West 76th Street, Suite 200, Edina, MN 55435, USA
Fax number: +1-952-995-7446
Phone: +1-952-426-7676
E-mail: dkohrs@tornier.com
Attention: Douglas Kohrs

To WP:

Name: Warburg Pincus (Bermuda) Private Equity IX, L.P.
Address: 466 Lexington Avenue, New York, NY, 10017, USA
Phone: +1-212-878-6200
Fax number: +1-212-716-5040
E-mail: scarney@warburgpincus.com
Attention: Sean Carney

To the Lenders:

Name: Medtronic Bakken Research Center B.V.
Address: Endepolsdomein 5, Maastricht, NL-6229 GW, the Netherlands
Attention: VP & General Manager

With a copy to:

Name: Medtronic International Trading Sarl
Address: Route du Molliau 31, Case Postale, CH-1131 Tolochenaz, Switzerland
Attention: VP Legal International West

With a Copy to:

Name: Medtronic Inc.
Medtronic World Headquarters Corporate
Address: 710 Medtronic Parkway, MN-55432-5604, USA
Attention: VP Corporate & Securities

Name: PJC Capital LLC
Address: 800 Nicollet Mall, Minneapolis, MN 55402, USA
Phone: +1-612-303-6306
Fax: +1-612-303-1068
E-mail: robert.p.rinek@pjc.com
Attention: Robert P. Rinek

Name: PJC Merchant Banking Partners I, LLC
Address: 800 Nicollet Mall, Minneapolis, MN 55402, USA
Phone: +1-612-303-6306
Fax: +1-612-303-1068
E-mail: robert.p.rinek@pjc.com
Attention: Robert P. Rinek

Name: Split Rock Partners, LP
Address: 10400 Viking Drive, Suite 550, Minneapolis, MN 55344, USA
Phone: +1-952-995-7492
Email: steve@splitrock.com
Attention: Steve Schwen

Name: KCH Stockholm AB
Address: Hamilton Advokatbyrå Karlstad AB, Kungsgatan 2 A, Box 606, 651 13 Karlstad, Sweden
Phone: +46-5421-2535

Email: carl-henry.salomonsson@hamilton.se
Attention: Mr. Carl-Henry Salomonsson

Name: Douglas Kohrs
Address: 7444 Shannon Drive, Edina, MN 55439, USA
Phone: +1-952-941-8515
Email: dkohrs@tornier.com

Name: Diane Doty
Address: 27860 Brynmawr Place, Shorewood, MN 55331, USA
Phone: +1-952-401-3660
Email: mdoty1@msn.com

Name: Stephan Epinette
Address: 372 Chemin du Robiat, 69250 Poleymieux au mont d’or, France
Phone: +33-6-27-66-15-02
E-mail: stephan.epinette@tornier.fr

Name: Ralph Barisano Jr.
Address: 29 Chicory Rd, Westford, MA 01886, USA
Phone: +1-978-392-0954
E-mail: rbarisano@tornier.com

Name: Amy and Richard Wallman
Address: 124 Deer Estates Lane, Ponte Vedra Beach, FL 32082, USA
Phone: +1-904-543-1754
E-mail: rfwallman@aol.com

Name: Kevin Ohashi
Address: 60 Orchard Street, Jamaica Plain, MA 02130, USA
Phone: +1-650-796-1515
E-mail: kohashi@vertical-group.com

12.2.                        Entire agreement

12.3.                        This Instrument constitutes the entire agreement between the Parties relating to the issue of the Notes. This Instrument supersedes and terminates any earlier agreements, either verbally or in writing, between the Parties and no Party shall have any right or remedy against any other Party arising out of or in connection with any such earlier agreements unless stated otherwise in this Instrument.

12.4.                        The Parties agree that this Instrument sets forth the sole rights and obligations of the Lenders in relation to the Notes, and that the Lenders’ activities under this Instrument do not constitute any factual corporation or any other contractual legal partnership among the Lenders.

12.5.                        Amendment

This Instrument may only be amended, and the provisions hereof may only be waived or otherwise modified, in a writing signed by the Required Noteholders and the Issuer; provided, that no such amendment, waiver or modification shall reduce the principal of, or interest on, any Note or postpone or extend any date fixed for any payment of principal of, or interest, any Note, in each case without the written consent of the Noteholder of such

Note, or amend the definition of “Required Noteholders” without the written consent of all Noteholders.

12.6.                        Partial invalidity

The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision of this Instrument. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing provisions shall be as close as possible to the intent of the invalid or unenforceable provision.

12.7.                        Copies

The Issuer shall keep copies of this Instrument and any notices given or received hereunder available for inspection by the Noteholders during normal business hours at its principal office.

12.8.                        Governing law

This Instrument is governed by the laws of the Netherlands.

12.9.                        Jurisdiction

The competent court in Amsterdam, the Netherlands shall have exclusive jurisdiction to settle any dispute in connection with this Instrument without prejudice to the right of appeal and that of appeal to the Supreme Court.

EXECUTED ON 3 APRIL 2009,

Tornier B.V.

/s/ G.F.X.M. Nieuwenhuizen		/s/ Eric C. Liu

By:	Mr. G.F.X.M. Nieuwenhuizen	By:	Eric C. Liu

Title:	Managing Director A	Title:	Managing Director A

Medtronic Bakken Research Center B.V.

/s/ F.W. Lindemans

By:	F.W. Lindemans

Title:	VP and GM

Warburg Pincus (Bermuda) Private Equity IX, L.P.

By: Warburg Pincus (Bermuda)
Private Equity Ltd., its General Partner

/s/ Sean D. Carney

By:	Sean D. Carney

Title:	Authorised Signatory

PJC Capital LLC

/s/ Robert P. Rinek

By:	Robert P. Rinek

Title:	Co-President and Co-Chief Operating Officer

PJC Merchant Banking Partners I, LLC

/s/ Robert P. Rinek

By:	Robert P. Rinek

Title:	Co-CEO

KCH Stockholm AB

/s/ Carl-Henry Salomonsson

By:

Title:

Split Rock Partners, LP

By: Split Rock Partners Management, LLC, its General Partner

/s/ Steven L.P. Schwen

By:	Steven L.P. Schwen

Title:	Chief Financial Officer

Amy Wallman		Richard Wallman

/s/ Amy Wallman		/s/ Richard Wallman

Douglas Kohrs

/s/ Douglas Kohrs

Kevin Ohashi

/s/ Kevin Ohashi

Ralph Barisano Jr.

/s/ Ralph Barisano Jr.

Stephan Epinette

/s/ Stephan Epinette

Diane Doty

/s/ Diane Doty

SCHEDULE 1 — FORM OF CERTIFICATE

Tornier B.V. (the “Issuer”)

Notes 2009

Certificate No.                                                                                      Amount of Notes: EUR

Issue of EUR                                                                                                                    Notes (in units of EUR [•] each) created by a resolution of the board of directors of the Company adopted on [•] 2009.

THIS IS TO CERTIFY THAT ……………………… is the registered holder of EUR                              of the above Notes (represented by units of EUR [•] each) fully paid. The holders of the above Notes are and will be entitled pari passu and rateably to the benefit of and are and will be subject to the provisions contained in an instrument entered into by the Issuer and dated [•] 2009 (the “Instrument”).

Words and expressions defined in the Instrument shall bear the same meaning in this Certificate.

Interest is payable on the Notes in accordance with the terms and conditions of the Instrument.

[For managers:]

[The holder of these Notes shall offer the Notes to the Issuer for repayment and the Issuer shall repay those Notes, if its employment or management relation with the Issuer or the Issuer’s group terminates.]

[The holder of these Notes will not transfer these Notes to anyone other than a person that has an employment or management relation with the Issuer or the Issuer’s group.]

[For other Lenders:]

[The holder of these Notes will not transfer these Notes, unless the Notes to be transferred constitute a minimum aggregate amount of EUR 50,000.]

DATED	2009

Tornier B.V.

SCHEDULE 2 — REGISTER

Nr.	Lenders	Loan Amount	Register Date	Issue Date
1	Medtronic Bakken Research Center B.V.	€18,500,000	31 Mar. 2009	31 Mar. 2009
2	Warburg Pincus (Bermuda) Private Equity IX, L.P.	€11,204,000	31 Mar. 2009	31 Mar. 2009
3	PJC Capital LLC	€3,330,000	31 Mar. 2009	31 Mar. 2009
4	PJC Merchant Banking Partners I, LLC	€370,000	31 Mar. 2009	31 Mar. 2009
5	KCH Stockholm AB	€2,400,000	31 Mar. 2009	31 Mar. 2009
6	Split Rock Partners, LP	€530,000	31 Mar. 2009	31 Mar. 2009
7	Amy and Richard Wallman	€260,000	31 Mar. 2009	31 Mar. 2009
8	Douglas Kohrs	€258,000	31 Mar. 2009	31 Mar. 2009
9	Kevin Ohashi	€55,000	31 Mar. 2009	31 Mar. 2009
10	Ralph Barisano Jr.	€45,000	31 Mar. 2009	31 Mar. 2009
11	Stephan Epinette	€30,000	31 Mar. 2009	31 Mar. 2009
12	Diane Doty	€18,000	31 Mar. 2009	31 Mar. 2009

	Total	€37,000,000